 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 21, 2019

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 283-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market

ITEM 8.01                       OTHER EVENTS

On October 23, 2019, Navient Corporation (the “Company”) issued a press release announcing that on October 21, 2019, its Board of Directors approved a new share repurchase program for up to $1.0 billion of the Company's outstanding common stock. The share repurchase authorization, which is effective immediately, is in addition to the approximately $77 million unused authorization approved by the Board in September 2018. The authorization permits the Company to repurchase shares from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions or similar transactions. The programs do not have an expiration date. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated October 23, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION (Registrant)

By:	/s/ Mark L. Heleen
Name:	Mark L. Heleen
Title:	Chief Legal Officer

Date: October 23, 2019